NINTH AMENDMENT TO LEASE AGREEMENT

THIS NINTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and  entered  into effective as of  November 22, 2019 (for reference purposes only) by and  between  BOKP Tower LLC, an Oklahoma  limited  liability  company  (the "Landlord") and FullNet Communications, Inc., an Oklahoma corporation (the "Tenant").

BACKGROUND

A.Landlord and Tenant are parties to a certain Lease Agreement dated December 2, 1999, for certain premises located in the building known as 201 RSK, 201 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (the "Building"), which lease was previously amended by the First Amendment to Lease Agreement dated September 5, 2000, Second Amendment to Lease dated February 28, 2002, Third Amendment to Lease dated June 24, 2005, Fourth Amendment to Lease dated July 11, 2006, a Fifth Amendment to Lease dated March 22, 2007 and a Sixth Amendment to Lease dated January 1, 2010, a Seventh Amendment to Lease dated August 1, 2012 and an Eighth Amendment to Lease Agreement dated March 5, 2013 (collectively, the "Lease").

B.Landlord and Tenant desire to further amend the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree to amend, and do hereby amend, the Lease as follows:

1.Capitalized Terms. Except as specifically defined in this Amendment, capitalized terms shall have the same meanings given to such terms in the Lease

2.Reduction of Square Footage:   Effective January 1, 2020, the Premises will reduce from 13,046 rentable square feet to 4,582 rentable square feet as shown on the attached Exhibit A-Reduced Premises.  Tenants prorata share effective January 1, 2020 reduces to 2.27%.

3.Lease Extension:  The Lease will renew and extend to December 31, 2024 unless extended or terminated as herein provided.

4.Preferred Stock:  Landlord agrees to assign and convey to Tenant all of its interest in the 114,792 shares of FullNet Communications, Inc. Series A Convertible Preferred Stock and return Certificate No. PA-002 upon execution of this Amendment.

5.Base Rent:1/01/2020-12/31/2024: $6,682.08 per month ($400,924.80 total for 5-year period).

6.Security Deposit:   Pursuant to the original Lease dated December 2, 1999, Tenant has with Landlord a deposit in the amount of $5,000.00.  Upon execution of this Amendment, Tenant shall deposit with Landlord and additional $6,500.00 bringing the total Security Deposit to $11,500.00.

7.Parking:    Landlord shall make available up to two (2) valet parking spaces (at the request of the Tenant) in the parking garage immediately next door to the west at an initial cost of $125 per month per space and two parking spaces in the lower level of the Building at an initial cost of $175 per month per space.  All parking spaces are on a month to month basis with the cost subject to change.

8.Improvements:  The Premises is leased in AS-IS condition UNTIL such time that the adjacent office space is leased to a third-party company. Once the adjacent office space is leased to a third-party, then Landlord shall perform the improvements as described on the attached Exhibit B including paint and carpet (the “Improvements”) and pay for the reasonable expenses to consolidate the Tenant’s existing offices into the Premises.  Tenant will work with Landlord to expeditiously consolidate the Tenant;s existingoffices once the Improvements have been substantially completed.

9.Right to Relocate:   The Landlord has the right to relocate the Premises with a 90-day written notice given to Tenant.  Landlord shall pay all actual reasonable expenses for such relocation including making the agreed to improvements to the new office space so that it functions in a comparable manner to the original Premises prior to relocation.   However, should the Tenant not agree to such relocation, Tenant shall have the right to terminate this lease without penalty by giving Landlord a 60-day written notice of Tenants intent to terminate.

10.Options to Renew:  Provided Tenant is not in default as to any provisions of this Lease; Tenant shall have two (2) options to renew for a period of 5 years each at the then fair market rent as determined in good faith by Landlord.  Tenant must give a minimum of 270 days prior written notice from the then expiration date of Tenants intent to renew. The Landlord shall have 30 days from receipt of such Tenants written notice to reply with the then fair market rent.

11.Entire Agreement. This Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof, and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease as amended.

12.Full Force and Effect. Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and continue to be in full force and effect.

13.Compliance with Warranties, No Default. The representations and warranties set forth in the Lease as amended hereby shall be true and correct with the same effect as if made on the date of this Amendment. Tenant acknowledges that Landlord has complied with all of its obligations under the Lease which accrued prior to the date hereof and Landlord acknowledges that Tenant has complied with all if its obliagations under the Lease which accrued prior to the date hereof

14.Conflicts. The terms of this Amendment shall control over any conflict between the terms of the Lease and the terms of this Amendment.

15.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.Conduit Ownership:  LANDLORD acknowledges that all existing conduit previously installed by Tenant, FullNet Communications, Inc. and /or FullTel (the “Conduit”) is is the property of Tenant FullNet Communications, Inc. and /or FullTel, Inc. (the “Conduit Owner”) and shall remain in place without charge and under Conduit Owner’s control until abandoned in writing by Conduit Owner.

17.Protected Use: Notwithstanding anything in the foregoing Lease to the contrary, the Landlord and Tenant acknowledge and agree that Arvest Bank has exclusive rights with respect to the following uses in the Building (the "Protected Use") during all periods that the Arvest Bank lease remains in full force and effect:

Any use by or as financial institutions, and/or financial service companies, or similar companies that provide banking services/financial services, including the installation and operation of ATMs or any entities which: (a) are F.D.LC. insured, or the deposits and accounts of which are insured by a similar governmental agency backed in full by either the U.S. government or a State government, or (b) which could be reasonably deemed to be in direct competition with Arvest Bank (and shall include any direct and indirect holding companies, subsidiaries and affiliates of any such party).

Tenant agrees that to the extent the permitted use provisions in the Lease could be interpreted to allow the Protected Use, it is hereby amended to exclude the Protected Use and Tenant cannot under any circumstances use the Leased Premises for the Protected Use. In addition, in connection with any assignment or sublease transaction by the Tenant as contemplated by the Lease, no assignee or subtenant will ever have the right to use the Leased Premises for the Protected Use.

18.Counterparts. This Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant cause this Ninth Amendment to Lease Agreement to be duly executed as of the date and year first above written.

BOKP TOWER, LLC, an Oklahoma limited liability company

By: __________________________________

      William Mee, Manager

FULLNET COMMUNICATIONS, INC., an Oklahoma corporation

By: __________________________________

     Roger Baresel, CEO

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